Exhibit 99.1

News Release

Contacts: John Rosenthal, CEO 574-273-9700 Mark Secor, CFO 800-890-2798 Fax: 574-273-0791 E-mail: jrosenthal@sjcb.com msecor@sjcb.com

FOR RELEASE @ 4:00 P.M EASTERN STANDARD TIME

St. Joseph Capital Corporation Announces 1st Dividend and Appointment of New CFO

Mishawaka, Indiana – January 23, 2004 – St. Joseph Capital Corporation (Nasdaq SC:SJOE) announced that it will pay a cash dividend of $.04 per share on March 15, 2004 to all stockholders of record as of March 1, 2004. This is the first dividend declaration in the history of the Company and was approved at the regularly scheduled board of directors meeting held yesterday. St. Joseph Capital Bank, the wholly owned subsidiary of St. Joseph Capital Corporation, is a niche bank that provides core banking products to area businesses and the owners and professionals who operate those businesses. Since its formation, in February 1997 earnings have been retained in order to support the rapid growth of the Bank.

Commenting on this important first-time occurrence, John W. Rosenthal, Chairman, President and Chief Executive Officer said, “This is a momentous day in the evolution and history of our Company. Our Board has expressed its strong confidence in the success and future direction of the Company by declaring the $.04 per share dividend for the first quarter of 2004. We have completed seven successful years of operation and our earnings momentum and extremely strong balance sheet enable us to provide this cash dividend to all of our loyal shareholders.”

The Company also revealed that it would post another year of record profits and that it has maintained its unblemished record of no loan charge-offs since inception – both significant contributing factors leading to the declaration of the dividend. Complete year-end and fourth quarter 2003 earnings will be released in mid-February. Commenting further, Rosenthal said, “The dividend is somewhat modest in comparison to overall earnings but we expect to continue to grow the Bank rapidly in the future and want to retain appropriate amounts of capital to facilitate that sustained growth.”

The Company also announced the appointment of Mark E. Secor as its new Senior Vice President, Chief Financial Officer and Corporate Secretary of the Corporation and Bank. Mr. Secor was previously with Crowe Chizek and Company LLC in South Bend as an Audit Engagement Senior Manager for their Financial Services Group. He has 20 years of experience working with financial institutions. His most recent experience includes managing financial statement audits, review of public company filings, managing internal audit engagements, and performing consulting engagements for financial institutions.

Mr. Secor is a CPA and graduate of William Penn University, Oskaloosa, Iowa, with degrees in Business Management and Accounting. He resides in South Bend with his wife and two children.

Commenting on the appointment, Rosenthal said, “Mark brings a wonderful combination of technical, strategic and interpersonal skills to our organization and will be a huge asset as we grow and thrive in the future.”

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its sole subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com. St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of terrorist threats or actions; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.